Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-May-97            31-May-97
Distribution Date:    16-Jun-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $13,136,677.35    $34.22400880
          Class B Certificate Amount     $988,782.17    $34.22338952

(ii)  Interest Distribution
          Class A Certificate Amount   $1,480,163.53     $3.85616000
          Class B Certificate Amount     $115,731.30     $4.00565208

(iii)  Servicing Fee                     $246,756.05     $0.59785457

(iv)  Class A Certificate Balance
         (after principal distributions)             $262,242,583.63
        Class A Pool Factor
         (after principal distributions)                   0.6832011
        Class B Certificate Balance
         (after principal distributions)              $19,739,212.01
        Class B Pool Factor
         (after principal distributions)                   0.6832068

(v)  Total Pool Balance
         (end of Collection Period)                  $281,981,795.64

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $353,959.93   $2,150,298.11
         Liquidation Proceeds            $121,346.74     $666,512.19
         Aggregate Net Losses            $232,613.19   $1,483,785.92

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $14,099,089.78

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $14,099,089.78